Exhibit 99.1

Westwood Holdings Group, Inc. Announces 33% Increase in Quarterly Dividend And
                   Reports Q4 and Fiscal Year 2003 Results

    DALLAS, Feb. 3 /PRNewswire-FirstCall/ -- Westwood Holdings Group, Inc. (NYSE: WHG) today announced that its Board of Directors has approved a 33% increase in its quarterly cash dividend to $0.04 per common share compared to the previous quarterly dividend of $0.03 per share. The dividend will be payable on April 1, 2004 to stockholders of record on March 15, 2004.

    Westwood also today reported 2003 fourth quarter revenues of $4.7 million, net income of $1.1 million, and earnings per diluted share of $0.21. This compares to revenues of $5.0 million, and net income of $1.4 million, or $0.25 per diluted share in the fourth quarter of 2002. For the fiscal year ended December 31, 2003, Westwood reported revenues of $20.1 million and net income of $4.9 million, or $0.90 per diluted share, compared to revenues of $21.6 million and net income of $5.2 million, or $0.97 per diluted share, for the 2002 fiscal year.

    Total expenses for the 2003 fourth quarter were $2.9 million compared to $2.8 million for the 2002 fourth quarter, and were $12.2 million for the 2003 fiscal year compared to $13.0 million for the 2002 fiscal year.

    Assets under management were $4.0 billion as of December 31, 2003, a decrease of 3.0% compared to $4.1 billion on December 31, 2002. Quarterly average assets under management for the year 2003 were $4.0 billion compared to $4.2 billion for the year 2002. The slight decline in assets under management was primarily due to the withdrawal of assets by certain clients substantially offset by the market appreciation of assets under management and inflows from new clients.

    Susan M. Byrne, Westwood's founder and Chief Executive Officer commented, "We are pleased with firm-wide results for 2003, which was our first full year as a public company. We continued to focus on expanding operational efficiencies, while our investment portfolios benefited from the stock market's best year since 1999. Although the riskiest investment styles produced the highest returns in 2003, our quality-based process was still able to produce solid returns in all of our major equity portfolios. In addition, we experienced strong growth at Westwood Trust, increasing assets under management by more than 40%. We look forward to 2004 with the belief that our clients will once again be rewarded for their commitment to our proven investment discipline."

    About Westwood

    Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG". For more information, please visit the Company's website at www.westwoodgroup.com .

    Note on Forward-looking Statements

    Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.


                WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
                   (in thousands, except per share amounts)
                                 (unaudited)

                                            Three months         Year ended
                                          ended December 31,     December 31,
                                           2003      2002      2003      2002
    REVENUES:
      Advisory fees                     $  3,204  $  3,741  $ 14,008  $ 16,223
      Trust fees                           1,324     1,076     4,794     4,508
      Other revenues                         178       196     1,276       893
          Total revenues                   4,706     5,013    20,078    21,624

    EXPENSES:
      Employee compensation and benefits   1,995     2,219     8,492     9,149
      Sales and marketing                    112        48       563       442
      Information technology                 182       162       779       850
      Professional services                  216        84       892     1,075
      General and administrative             392       309     1,472     1,444
          Total expenses                   2,897     2,822    12,198    12,960
    Income before income taxes             1,809     2,191     7,880     8,664
    Provision for income tax expense         693       828     2,996     3,453
    Net income                          $  1,116  $  1,363  $  4,884  $  5,211

    Earnings per share:
      Basic                               $ 0.21    $ 0.25    $ 0.91    $ 0.97
      Diluted                             $ 0.21    $ 0.25    $ 0.90    $ 0.97

     Note: Quarterly numbers may not add due to rounding.


                WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                As of December 31, 2003 and December 31, 2002
             (in thousands, except par values and share amounts)
                                 (unaudited)

                                                             2003       2002
                        ASSETS
    Current Assets:
      Cash and cash equivalents                           $  3,643   $  4,359
      Accounts receivable                                    1,931      2,186
      Investments, at market value                          17,413     14,230
          Total current assets                              22,987     20,775
      Goodwill, net of accumulated amortization of $640      2,302      2,302
      Other assets, net                                        948      1,043
          Total assets                                    $ 26,237   $ 24,120

           LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Accounts payable and accrued liabilities            $    935   $    701
      Dividends payable                                        167        108
      Compensation and benefits payable                      2,776      3,523
      Income taxes payable                                     472        604
          Total current liabilities                          4,350      4,936
    Other liabilities                                           34         61
          Total liabilities                                  4,384      4,997
    Stockholders' Equity:
      Common stock, $0.01 par value, authorized
       10,000,000 shares, issued 5,550,472 and
       outstanding 5,550,119 shares at December 31,
       2003; issued 5,394,522 and outstanding
       5,394,145 shares at December 31, 2002                    56         54
      Additional paid-in capital                            12,952      9,579
      Treasury Stock, at cost - 353 shares
       at December 31, 2003 and 377 shares
       at December 31, 2002                                     (6)        (6)
      Unamortized stock compensation                        (2,609)       ---
      Notes receivable from stockholders                       ---     (3,598)
      Retained earnings                                     11,460     13,094
          Total stockholders' equity                        21,853     19,123
    Total liabilities and stockholders' equity            $ 26,237   $ 24,120

     CONTACT:
     Westwood Holdings Group, Inc.
     Investor Relations
     214-756-6900

SOURCE  Westwood Holdings Group, Inc.
    -0-                             02/03/2004
    /CONTACT:  Bill Hardcastle of Westwood Holdings Group, Inc.,
+1-214-756-6900/
    /Web site:  http://www.westwoodgroup.com /
    (WHG)

CO:  Westwood Holdings Group, Inc.
ST:  Texas
IN:  FIN
SU:  ERN DIV